ITEM 77C

Morgan Grenfell Investment Trust

Registrant incorporates by reference Registrant's Proxy Statement dated June 2002 filed on June 17, 2002 (Accession No. 0000950130-02-004415).

Registrant incorporates by reference the Registrant's Annual Report as of October 31, 2002 for the following reports: 1) Emerging Markets Debt; 2) Fixed Income Fund, Short-Term Fixed Income Fund and High Income Plus Fund, 3) Municipal Bond Fund and Short-Term Municipal Bond Fund, 4) International Select Equity Fund and European Equity Fund filed on December 30, 2002 (Accession No. 0000088053-02-001344), which detail the matters proposed to shareholders and the shareholder votes cast. There are no proxy results to report for the Total Return Bond Fund because the Fund had no shareholders. The proxy results for the Emerging Markets Equity Fund are as follows:

                       SHAREHOLDER RESPONSE SUMMARY REPORT
                            DEUTSCHE ASSET MANAGEMENT
                        MORGAN GRENFELL INVESTMENT TRUST
                                  July 30, 2002

                                                                         % of Outstanding
                                              No. of Shares                   Shares          % of Shares Present
I.   To elect eleven Trustees of the Trust to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal, whose terms will be effective on the date of the
     Special Meeting or, in the vent of an adjournment or adjournments of the
     Special Meeting, such later date as shareholder approval is obtained.
                                 Richard R. Burt
Affirmative                                            185,348,354.118               73.165%                 99.639%
Withhold                                                   671,426.312                 .265%                   .361%
TOTAL                                                  186,019,780.430               73.430%                100.000%

                                 S. Leland Dill
Affirmative                                            185,348,354.118               73.165%                 99.639%
Withhold                                                   671,426.312                 .265%                   .361%
TOTAL                                                  186,019,780.430               73.43-%                100.000%

                                Martin J. Gruber
Affirmative                                            185,350,142.118               73.116%                 99.640%
Withhold                                                   669,638.312                 .264%                   .360%
TOTAL                                                  186,019,780.430               73.430%                100.000%

                                 Richard T. Hale
Affirmative                                            185,328,936.007               73.157%                 99.629%
Withhold                                                   690,844.423                  273%                   .371%
TOTAL                                                  186,019,780.430               73.430%                100.000%



                               Joseph R. Hardiman
Affirmative                                            185,348,354.118               73.165%                 99.639%
Withhold                                                   671,426.312                0.265%                   .361%
TOTAL                                                  186,019,780.430               73.430%                100.000%

                               Richard J. Herring
Affirmative                                            185,350,142.118               73.116%                 99.640%
Withhold                                                   669,638.312                0.264%                   .360%
TOTAL                                                  186,019,780.430               73.430%                100.000%

                                 Graham E. Jones
Affirmative                                            185,350,142.118               73.116%                 99.640%
Withhold                                                   669,638.312                 .264%                   .360%
TOTAL                                                  186,019,780.430               73.430%                100.000%






                       SHAREHOLDER RESPONSE SUMMARY REPORT
                            DEUTSCHE ASSET MANAGEMENT
                        MORGAN GRENFELL INVESTMENT TRUST
                                  July 30, 2002

                                                                         % of Outstanding
                                              No. of Shares                   Shares          % of Shares Present

                                Rebecca W. Rimel
Affirmative                                            185,350,142.118               73.116%                 99.640%
Withhold                                                   669,638.312                 .264%                   .360%
TOTAL                                                  186,019,780.430               73.430%                100.000%

                              Philip Saunders, Jr.
Affirmative                                            185,350,040.118               73.166%                 99.604%
Withhold                                                   669,740.312                 .264%                   .360%
TOTAL                                                  186,019,780.430               73.430%                100.000%

                                William N. Searcy
Affirmative                                            185,238,834.007               73.157%                 99.640%
Withhold                                                   690,946.423                 .273%                   .371%
TOTAL                                                  186,019,780.430               73.430%                100.000%

                               Robert H. Wadsworth
Affirmative                                            185,350,040.118               73.166%                 99.640%
Withhold                                                   669,740.312                 .264%                   .360%
TOTAL                                                  186,019,780.430               73.430%                100.000%










                         SHAREHOLDER RESPONSE SUMMARY REPORT
                           DEUTSCHE ASSET MANAGEMENT D
                           EMERGING MARKETS EQUITY FUN
                                  July 30, 2002

No. of Shares
% of Outstanding Shares
% of Shares Present

II. To approve new investment advis                                    dvisory Agreement' an
     `New DeAMIS Advisory Agreementory agreements (each a `New DeAMIS Atsche Asset Managemend collectively, the
     Limited (`DeAMIS')            s') between each DeAMIS Fund and Deu                     t Investment Services
Affirmative                                             19,434,466.831               97.990%                100.000%
Against                                                         15.000                 .000%                   .000%
Abstain                                                           .000                 .000%                   .000%

TOTAL                                                   19,434,481.831               97.990%                100.000%
